UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549


                          SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [ ]

   Check the appropriate box;

   [ ]  Preliminary proxy Statement
   [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(21))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to 140.14a-11(c) or 140.14a-12

                                LINCOLN LOGS LTD.
                                ________________
                      (Name of Registrant as Specified In Its Charter)


               _____________________________________________________
     (Name of Persons(s) Filing proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box) ;

   {X}  No fee required

   { }  Fee computed on table below per Exchange Act Rules 140-6(i)(4) and 0-11

        (1) Title of each class of securities to which transaction applies:

            _______________________________________________________________

        (2) Aggregate number of securities to which transaction applies:

            _______________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            _______________________________________________________________

        (4) Proposed maximum aggregate value of transaction:

            _______________________________________________________________

        (5) Total fee paid:
            _______________________________________________________________

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount previously paid:

             _______________________________________________________________

        (2)  Form, Schedule or Registration No.:

             _______________________________________________________________

        (3)  Filing party:

             ______________________________________________________________

        (4)  Date Filed:

             ______________________________________________________________

                              LINCOLN LOGS LTD.
                              5 Riverside Drive
                         Chestertown, New York  12817
                            _____________________

                        NOTICE OF THE ANNUAL MEETING
                              OF SHAREHOLDERS

                               June 16, 2003


     Notice is hereby given that the Annual Meeting of Shareholders of Lincoln Logs Ltd., a New York corporation (the "Company"), will be held at the Marriott Hotel, 189 Wolf Road, Albany, New York, on Wednesday, July 9, 2003, at 10:30 a.m., local time, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualify;

     2. To approve the appointment of Urbach Kahn & Werlin LLP as independent accountants for the Company for the fiscal year ending January 31, 2004;

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on May 19, 2003, will be entitled to notice of and to vote at the Meeting.

                                   By Order of the Board of Directors



                                   William J. Thyne
                                   Secretary


June 16, 2003

     You are cordially invited to attend the Meeting and vote your shares. In the event you cannot attend, please fill in, date and sign the enclosed proxy and mail it promptly in the enclosed self-addressed envelope to ensure that your shares are represented at the Meeting. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

             	           LINCOLN LOGS LTD.
                  	     5 Riverside Drive
                  	Chestertown, New York 12817
                       	    ___________________

                         	PROXY STATEMENT
                       	    ___________________


     The accompanying proxy is solicited by the Board of Directors of Lincoln Logs Ltd., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on July 9, 2003, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. It is expected that proxy solicitation materials will be first mailed or given to shareholders on or about June 18, 2003. The Company will pay the expense of soliciting proxies.

     Proxies in the accompanying form properly executed and received prior to the Meeting and not revoked, will be voted in the manner directed by the shareholders executing such proxies. Shares represented by the enclosed proxy will be voted in accordance with the indicated direction, or, if not directed, in accordance with the best judgment of the persons named in the enclosed proxy. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof either by
(i)notice in writing received by the Secretary of the Company, (ii) signing and delivering a new proxy card bearing a later date, or (iii) attendance at the Meeting and voting in person.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. If any other matters should properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment on such matters.

     Only shareholders of record at the close of business on May 19, 2003 will be entitled to vote at the Meeting. On June 6, 2003 there were outstanding 7,375,059 shares of the Company's Common Stock, which is the only outstanding class of voting securities of the Company.

     Each share of the Company's Common Stock outstanding on May 19, 2003, will be entitled to one vote on all matters. In accordance with the Company's By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to the vote thereon, in person or by proxy, at the Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-vote") will not be counted. Cumulative voting in connection with the election of directors is not permitted. In accordance with the Company's By-Laws and applicable state law, the affirmative vote of shares representing a majority of the votes cast by the holders of the shares present and entitled to vote is required to approve the other matters to be voted on at the Meeting. Shares which are voted to abstain and broker non-votes, are not counted as votes cast on any matter to which they relate.

     The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Meeting. Shares, which are voted to abstain, are considered as present at the Meeting for the purposes of determining a quorum. Broker non-votes are considered as not present at the Meeting for the purposes of determining a quorum.


     		                    PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

     The Company's directors are to be elected at each Annual Meeting of Shareholders. At this Meeting, nine directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company.

     Two meetings of the Board of Directors were held during the fiscal year ended January 31, 2003. All but two directors, Mr. Leslie M. Apple and Mr. Reginald W. Ray, Jr., attended all meetings. Mr. Apple and Mr. Ray attended one of the two meetings held during the fiscal year and, therefore, did not attend seventy-five percent of the total meetings held.


Nominees for Election
_____________________

     Shares represented by the enclosed proxy, unless otherwise directed, will be voted to elect the nine nominees listed below to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualify. Each of the nominees has consented to being named a nominee in this Proxy Statement. In the event any nominee should become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the remaining nominees.

                                    Year first   Position with the Company
                                    elected a     (other than as a
Name of Director           Age      Director         Director)
________________           ____     __________   _________________________

Leslie M. Apple		   53		2001
Samuel J. Padula		   79		1985
Steven Patlin              62       2000
Reginald W. Ray, Jr.       73       1982
Richard C. Farr            74       1982		 Director of Corporate Strategy
John D. Shepherd           57       1982         Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer
William J. Thyne           53       1999         Vice President, Chief
                                                   Financial Officer,
                                                   Treasurer, Secretary
Jeffry J. LaPell		   43		2002		 Vice President, Chief
								   Operating Officer
Benjamin A. Shepherd	   49				 Vice President of Corporate
								   Development

Business Experience
___________________

    Leslie M. Apple has been a Partner and practicing attorney in the Albany, New York law firm of Whiteman Osterman & Hanna for more than the past five years. From 1982 through December 1997 Mr. Apple was a Director of the Company. From January 1987 through December 1997 Mr. Apple had been a Special Administrative Assistant to the President, and from May 1997 until December
1997 Mr. Apple was a member of the Company's Office of the Chief Executive.
Mr. Apple resigned from all positions with the Company in December 1997 and had no affiliation with the Company from that date until he was appointed to a vacant seat on the Board of Directors on November 30, 2000. Mr. Apple resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director. Mr. Apple was elected a Director of the Company by shareholders on January 8, 2001.

   Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Oceanport, New Jersey, for more than the past five years. Since January 1987, Mr. Padula has been a Special Administrative Assistant to the President. Mr. Padula was, until his resignation from that office in December 1997, a member of the Company's Office of the Chief Executive since May 1997. Mr. Padula resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

   Steven Patlin has been, and continues to be, an independent dealer of Lincoln Logs Ltd. since June 1985. Mr. Patlin served as an independent consultant to the Company on sales and marketing matters from January 1998 through February 1999. From March 1999 through February 2000 Mr. Patlin served as Vice President of Sales for Lincoln Logs Ltd. at which time he resigned that position. Mr. Patlin has been Vice President and Treasurer of Patlin Enterprises Inc. a distributor of home maintenance products and home building kits, for more than the past five years. Mr. Patlin resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

   Reginald W. Ray, Jr. has been President of The Hunter Corporation, a holding company, in Sherborn, Massachusetts, for more than the past five years. Since January 1987, Mr. Ray had been a Special Administrative Assistant to the President. Mr. Ray resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

    Richard Farr was, until his resignation from those offices on July 8, 1997, Chairman of the Board of the Company since January 1990 and President and Treasurer of the Company since December 1991. Mr. Farr was the Company's Chief Executive Officer from December 1991 to May 1997, at which time he became a Member of the Office of Chief Executive, which position he resigned on July 8, 1997. Mr. Farr has also been Chairman and Chief Executive Officer of Farr Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years. Mr. Farr is a Director of H. L. Bouton Co., Inc. and several privately owned companies. From January 1987 to December 1991, Mr. Farr was a Special Administrative Assistant to the President, a position he has resumed since his resignation in July 1997.

   John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1997. From December 1997 through January 2001 Mr. Shepherd was also Treasurer of the Company. Mr.

Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997 Mr. Shepherd has been a Special Administrative Assistant to the President, and from May 1997 until December 1997 Mr. Shepherd was a member of the Company's Office of the Chief Executive.

    William J. Thyne, CPA, has been Chief Financial Officer and Secretary since January 1998. Mr. Thyne was elected to the additional positions of Executive Vice President in September 1999 and Treasurer in February 2001. Prior to joining the Company Mr. Thyne was Chief Financial Officer of John B. Garret, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services in Guilderland, New York from August 1996 to January 1998.
Prior to that position, Mr. Thyne was Vice President, Finance and Chief Financial Officer of Reliable Racing Supply, Inc., a wholesale and retail distributor of specialized ski equipment and mail order catalog retailer of ski equipment and apparel in Glens Falls, New York from July 1995 to August 1996.

    Jeffry J. LaPell had been Vice President - Sales since re-joining the Company in December 1999, which position he held until February 4, 2002. In August 2001, Mr. LaPell was elected to the additional position of Chief Operating Officer. Prior to re-joining the Company Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by Lincoln Logs Ltd. in various sales positions, the most recent of which was National Sales Manager.

    Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer, Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Shepherd was chosen to fill a vacant seat on the Board of Directors on April 11, 2003.

     No nominee for director holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act. No nominee for director holds any directorship in a company registered as an investment company under the Investment Company Act of 1940 other than Mr. Farr who is a Trustee of the Scottish Widows International Fund.

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Strategy Committee. During the fiscal year ended January 31, 2003, the Audit Committee, whose function is to oversee the Company's financial reporting systems, consisted of Messrs. Apple, Padula and Ray, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. During the fiscal year ended January 31, 2003, the Compensation Committee, whose function is to review and make recommendations to the Board on executive compensation, consisted of Messrs. Ray, Padula and Farr. During the fiscal year ended January 31, 2003, the Strategy Committee, whose function is to make recommendations to the Board on the future business direction of the Company, consisted of Messrs. Farr, Apple and Patlin. The

Company does not have a standing nominating committee or any committee performing a similar function. During the fiscal year ended January 31, 2003, there were five meetings of the Audit Committee. There were no meetings of the Strategy Committee or the Compensation Committee.

     The Board of Directors has approved and adopted a formal written Audit Committee Charter. This Charter was adopted in accordance with listing standards promulgated by the National Association of Security Dealers ("NASD"). The Charter was included in the Company's proxy Statement dated January 22, 2001 for the annual meeting of shareholders for the year ended January 31, 2000 as Appendix A.

REPORT OF THE AUDIT COMMITTEE ON LINCOLN LOGS LTD.
__________________________________________________

April 26, 2003

To the Board of Directors of Lincoln Logs Ltd:

     I have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended January 31, 2003.

     I have discussed with the independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     I have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and have discussed with the accountants the accountants' independence.

     Based on the reviews and discussions referred to above, I recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2003.

                                              By:  /s/ Leslie M. Apple
                                                   _____________________
                                                    Leslie M. Apple
                                                    Chairman, Audit Committee


THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.


                             EXECUTIVE OFFICERS

   The executive officers of the Company, each of whom was elected by the Board of Directors of the Company to serve in the capacities set forth below opposite their names, and, except as otherwise noted, are currently serving a one-year term to expire on the date of the 2003 Annual Meeting of Shareholders, are as follows:

Name                Age   Office(s)
_____               ___   __________
John D. Shepherd     57   President and Chief Executive Officer

Jeffry J. LaPell     43   Vice President and Chief Operating Officer



William J. Thyne     53   Vice President and Chief Financial Officer;
                          Treasurer; and Secretary

Benjamin A. Shepherd 49   Vice President - Corporate Development

Eric R. Johnson	   39	  Vice President - Sales

Charles A. Clark     55   Vice President - Western Sales Region


    John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer since December 1997. Mr. Shepherd also served as the Company's Treasurer from December 1997 until February 2001. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, for more than the past five years. Since January 1987 until his election to his present offices with the Company, Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, a member of the Company's Office of the Chief Executive. Mr. Shepherd is the brother of Benjamin A. Shepherd, Vice President - Corporate Development, and a director of the company.

     Jeffry J. LaPell had been Vice President-Sales since re-joining the Company in December 1999 until February 4, 2002 when Mr. Eric Johnson was hired as Vice President - Sales. Mr. LaPell was elected to the additional position of Chief Operating Officer in August 2001. Prior to re-joining the Company, Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by Lincoln Logs Ltd. in various sales positions, the most recent of which was National Sales Manager.

    William J. Thyne, CPA, has been Chief Financial Officer and Secretary since January 1998. Mr. Thyne was also elected to the additional positions of Vice President in September 1999 and Treasurer in February 2001. Prior to joining the Company Mr. Thyne was Chief Financial Officer of John B. Garret, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services in Guilderland, New York from August 1996 to January 1998. Prior to that, Mr. Thyne has held several positions as Chief Financial Officer, one of which was Lincoln Logs Ltd. from 1987 to 1993.

    Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer, Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

     Eric R. Johnson joined the Company on February 4, 2002 as Vice President - Sales. Prior to joining the Company, Mr. Johnson was Show and Seminar Manager for Home Buyer Publications, Inc., publishers of Log Home Living and Timber Frame Homes magazines, in Chantilly, Virginia from June 1998 to January 2002. Prior to that position, Mr. Johnson was Regional Manager for Nationwide Homes, Inc., a manufacturer of modular homes in Martinsville, Virginia, from May 1997 to May 1998. Prior to that Mr. Johnson was the Regional Training Manager for Lindal Cedar Homes, Inc. based in Fairfax, Virginia from September 1993 to April 1997. From July 1989 to August 1993, Mr. Johnson held the position of General Manager for Alpine Cedar Homes, an independent distributor for Lindal Cedar Homes, Inc. in South Glens Falls, New York.

    Charles A. Clark joined the Company July 22, 1999 as a sales representative in the Company's Auburn, California office, and was promoted to the position of Manager of the Auburn, CA sales office in October 1999. In February 2001, Mr. Clark was promoted to the additional position of Western Regional Manager until his recent promotion to Vice President - Western Region in April 2003. Prior to joining the Company and for more than the past five years, Mr. Clark was President of Clark and Associates, an import company of consumer related products. Prior to that position, Mr. Clark held several positions as Vice President of Sales and National Sales Manager of companies whose primary business was the import and distribution of electronics.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended January 31, 2003.


                            EXECUTIVE COMPENSATION

   The following table sets forth all annual and long-term compensation paid by the Company to the Chief Executive Officer of the Company and to all executive officers of the Company who received total annual salary and bonus in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended January 31, 2003, January 31, 2002 and January 31, 2001.

                          SUMMARY COMPENSATION TABLE

               LONG-TERM COMPENSATION - ANNUAL COMPENSATION AWARDS
                                            Long-term Compensation
             Annual Compensation                   Awards
             ____________________           _______________________

   (a)            (b)      (c)       (d)          (e)          (f)          (g)         (h)           (i)

                                                 Other       Restricted                            All Other
Name and                                         Annual        Stock       Options/     LTIP        Compen-
Principal         Year   Salary     Bonus     Compensation    Award(s)      SAR's      Payouts      Sation
Position                   ($)       ($)          ($)           ($)          (#)         ($)          ($)
---------------------------------------------------------------------------------------------------------------
John D. Shepherd, 2003 100,000.00      0.00    8,000.00 (5)       0.00          0        0.00      7,991.00 (4)
Chief Executive   2002  91,327.00      0.00    6,000.00 (5)       0.00          0        0.00     22,155.00 (2)
Officer (1)       2001  78,000.00      0.00    5,000.00 (5)       0.00          0        0.00      9,877.00 (3)
Jeffry J. LaPell,	2003  89,539.00 40,628.00    8,000.00 (5)		0.00		  0	     0.00      6,393.00 (9)
Chief Operating	2002  84,841.00  2,330.00    1,667.00 (5)		0.00		  0	     0.00      3,541.00 (7)
Officer (6)		2001  77,500.00 22,805.00	   0.00	      0.00	        0	     0.00	   3,133.00 (8)
William J. Thyne,	2003  89.539.00	   0.00    8,000.00 (5)		0.00		  0	     0.00	   8,725.00 (13)
Chief Financial	2002  84,841.00      0.00    6,000.00 (5)		0.00		  0	     0.00	   9,812.00 (11)
Officer (10)	2001  72,500.00      0.00    5,000.00 (5)		0.00		  0	     0.00	   6,405.00 (12)


(1) Mr. Shepherd was elected Chief Executive Officer in December 1997. Since June 1982, Mr. Shepherd has been a director of the Company.
(2) This amount consists of $4,250 paid for directors' meeting fees, $2,867 of matching funds contributed to the Company's 401(k) Plan, $352 paid for term life insurance, $13,836 for interest paid on amounts advanced to the Company and $850 paid for interest on Series B Convertible Subordinated Debentures.
(3) This amount consists of $1,250 paid for directors' meeting fees, $2,340 of matching funds contributed to the Company's 401(k) Plan, $271 paid for term life insurance, and $6,016 paid for interest paid on amounts advanced to the Company.
(4) This amount consists of $3,000 paid for directors' meetings fees, $3,443 of matching funds contributed to the Company's 401(k) Plan, $348 paid for term life insurance and $1,200 paid for interest on Series B Convertible Subordinated Debentures.
(5) These amounts represent an annual salary paid to the directors of the Company. For fiscal year 2001 the annual salary was $5,000. During the fiscal year 2002 the annual salary was increased to $8,000. The amounts shown for fiscal year 2002 represent pro-rata amounts paid. Mr. LaPell was appointed to a vacant seat on the Board of Directors in August 2001. Mr. Thyne was appointed to a vacant seat on the Board of Directors in November 2000.
(6)  Mr. LaPell was elected Vice President and Chief Operating Officer in
     August 2001, and appointed to a vacant seat on the Board of Directors in August 2001. From December 1999 until January 2002, Mr. LaPell was
     Vice President - Sales.
(7) This amount consists of $3,225 of matching funds contributed to the Company's 401(k) Plan, and $316 paid for term life insurance.
(8) This amount consists of $2,863 of matching funds contributed to the Company's 401(k) Plan, and $270 paid for term life insurance.
(9) This amount consists of $3,000 paid for directors' meeting fees, $3,080 of matching funds contributed to the Company's 401(k) Plan and $313 paid for term life insurance.
(10) Mr. Thyne was elected Chief Financial Officer and Secretary in January 1998, Vice President in September 1999 and Treasurer in February
     2001.
(11) This amount consists of $4,250 paid for directors' meeting fees, $2,837 of matching funds contributed to the Company's 401(k) Plan, $325 paid for term life insurance, and $2,400 paid for interest on Series B Convertible Subordinated Debentures.
(12) This amount consists of $1,250 paid for directors' meeting fees, $2,468 of matching funds contributed to the Company's 401(k) Plan, $287 paid for term life insurance, and $2,400 paid for interest on Series B Convertible Subordinated Debentures.

(13) This amount consists of $3,000 paid for directors' meeting fees, $3,012 of matching funds contributed to the Company's 401(k) Plan, $313 paid for term life insurance, and $2,400 paid for interest on Series B Convertible Subordinated Debentures.


Employee Savings Plan
_____________________

    The Company maintains a defined contribution salary reduction plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986 (as amended from time to time, the "Internal Revenue Code") for all employees who have completed one year of service with the Company. Thirty-nine of the Company's employees are currently eligible to participate in the Plan, twenty-eight of whom have elected to participate. Employees participating in the Plan may elect to defer compensation up to a maximum permitted by the Internal Revenue Code. The Company contributes on behalf of each participating employee a percentage, determined annually by the Company based upon the profits of the Company, of compensation (as defined by the Plan) to the Plan. Aggregate annual additions on behalf of any employee may not exceed the lesser of 25% of such employee's compensation for any given year or $7,000 (as adjusted for increases in the cost of living as prescribed by regulations by the Secretary of the Treasury, $11,000 for the 2002 calendar year). Contributions to the Plan made by the Company are 20% vested after a participating employee completes two years of service with the Company and continues to vest at the rate of an additional 20% over each of the following four years of employment. The
Company is current with respect to its funding obligations to the Plan.

    During the fiscal years ended January 31, 2003, 2002 and 2001, cumulative vested account balances of $174,532, $22,494, and $56,653, respectively, were paid from the Plan to employees of the Company upon their separation from service to the Company pursuant to the Plan.


Stock Option Plan
_________________

    The Company has in effect a Stock Option Plan (the "Plan") which permits the granting of incentive stock options to key employees to purchase up to 235,000 shares of the Company's Common Stock in accordance with the requirements imposed by the Internal Revenue Code. The Plan permits the Board of Directors of the Company, or a committee of the Board of Directors consisting of at least three directors, to grant incentive stock options to key employees of the Company. All of the Company's employee-directors, as key employees of the Company, are eligible to receive incentive stock options as are all officers, division managers, department heads, and any other management or supervisory employees or others who are designated as key employees. As required by the applicable provisions of the Internal Revenue Code, the exercise price of incentive stock options granted under the Plan must be equal to or greater than the fair market value of the shares which are subject to an option on the date the option is granted.

     All employees are considered "key employees" of the Company, and there are currently approximately fifty eight persons eligible to receive incentive stock options under the Plan. During fiscal year ended January 31, 2003, no incentive stock options to purchase shares of the Company's Common Stock were granted to any key employees. Subsequent to January 31, 2003 and through the date hereof, incentive stock options previously granted under the Plan to purchase 25,000 shares of the Company's Common Stock have been exercised through the date hereof.

     In addition to granting options to key employees intended to qualify as incentive stock options under the Internal Revenue Code, the Plan also permits the Board of Directors (or the committee which administers the Plan) to grant stock options (the "Non-qualified Stock Options") which do not qualify as incentive stock options to key employees of the Company and directors who are not employees of the Company. Up to 250,000 options are currently designated by the Plan for issuance as non-qualified stock options. The Board, or the committee that administers the Plan, has the authority to decide to whom non-qualified stock options are granted, as well as the number of shares of the Company's Common Stock that may be purchased under each such option, and the other terms, conditions and restrictions (if any) of such options (which need not be the same for each non-qualified stock option granted).

     There are currently approximately sixty-two persons eligible to receive non-qualified stock options under the Plan. During the fiscal year ended January 31, 2003, there were no "non-qualified stock options" issued to any key employees or directors and no "non-qualified stock options" previously granted under the Plan have been exercised through the date hereof.

Compensation of Directors
_________________________

     Each director is compensated for his services in the amount of $8,000 per year, plus $1,500 for each meeting of the Board of Directors attended. Each member of the Audit, Compensation and Strategy Committees is compensated in the amount of $500 for each Committee meeting attended. Health insurance is available to the directors at the Company's expense.

Employment Contracts
____________________

     The Company is party to employment contracts with Jeffry J. LaPell, Vice President and Chief Operating Officer, and Eric R. Johnson, Vice President - Sales. Both contracts are for a term of two years, call for a certain base salary (adjusted annually for the change in the Consumer Price Index), and include incentives for an annual bonus based on the achievement of defined goals related to sales revenues and the Company's backlog of contracts. The contracts also contain a non-competition clause that would be effective upon separation from service to the Company, and a severance provision whereby each individual would be paid an amount equal to three month's salary. As of January 31, 2003, the base salary for Messrs. LaPell and Johnson are $89,539 and $72,000, respectively.


Long-Term Incentive Plan Awards
_______________________________

     Other than its Stock Option Plan, the Company does not maintain any long-term incentive plan.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Description of certain transactions and agreements to which the Company and certain of the officers and directors of the Company are parties are set forth below.

    During the fiscal years ended January 31, 2003 and 2002, the following transactions with officers, directors and shareholders occurred:

	During fiscal 2002, the Company repaid Mr. Richard C. Farr, a Director of the Company, $97,000 of advances he had made to the Company in prior years.
These payments reduced the amount of advances made by Mr. Farr to zero. Also during fiscal 2002, the Company made interest payments to Mr. Farr related to the aforementioned advances totaling $7,151. The advances bore interest at the annual rate of 12%.

	During fiscal 2002, the Company repaid Mr. John D. Shepherd, Chairman of the Board of Directors and Chief Executive Officer, $83,349, which amount was evidenced by a Note and was for the purpose of purchasing a new milling machine. The amount repaid reduced the amount advanced by Mr. Shepherd to purchase the milling machine to zero. Related to this Note, the Company made interest payments to Mr. Shepherd totaling $4,356. The Note bore interest at the annual rate of 12%.

	During fiscal 2002, the Company repaid Mr. John D. Shepherd, Chairman of the Board of Directors and Chief Executive Officer, $100,000, which amount was evidenced by a Note and was for the purpose of purchasing real property in Kingston, NY. The amount repaid reduced the amount advanced by Mr. Shepherd to purchase the real property to zero. Related to this Note, the Company made interest payments to Mr. Shepherd totaling $9,480. The Note bore interest at the annual rate of 12%.


                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                               OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
_______________________________________________

The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and the percentage of the shares of the Company's outstanding Common Stock owned by each such person.

                          Number of Shares              Percent of Out-
                          of Common Stock               standing Common
                          of the Company                Stock of the Company
Name and Address          Beneficially Owned            Beneficially Owned
Of Beneficial Owner       as of June 6, 2003            as of June 6, 2003
___________________       __________________            ____________________
Richard C. Farr               1,110,802 (1)                    12.74%
40 Colony Road
W. Hartford CT 06117

John D. Shepherd              5,409,461 (2)                    62.05%
1020 Sport Hill Road
Easton, CT 06612

Herman R. Shepherd and		  569,500 (3)			    6.53%
 Carol R. Shepherd
704B Weed Street
New Canaan, CT 06612

  (1) Includes (i) 70,000 shares subject to options which are exercisable within 60 days.

  (2) Includes (i) 250,000 owned by Mrs. Susan Shepherd, his wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned by Mr. Jason Tunick, his son, as to which Mr. Shepherd disclaims beneficial ownership.

  (3)  Includes (i) 132,000 shares owned individually by Mrs. Carol R. Shepherd.

Security Ownership of Management
________________________________

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director of the Company and all directors and officers of the Company as a group and the percentage of the shares of the Company's outstanding Common Stock owned by each director of the Company and all directors and officers of the Company as a group. Except as otherwise noted, the named individual has sole voting power and sole investment power over the securities.

                        Number of Shares           Percent of Out-
                        of Common Stock            standing Common
                        of the Company             Stock of the Company
                        Beneficially Owned         Beneficially Owned
Name                    as of June 6, 2003         as of June 6, 2003
_______________         __________________         ____________________
Richard C. Farr           1,110,802 (4)                   12.74%
Samuel J. Padula            298,743 (1)(2)                 3.43%
Reginald W. Ray, Jr.        221,504 (1)(3)                 2.54%
John D. Shepherd          5,409,461 (5)                   62.05%
William J. Thyne             96,085 (6)                    1.10%
Benjamin A. Shepherd	    141,000 (7)			     1.62%
Steven Patlin                60,100 (8)                    0.69%
Jeffry J. LaPell             40,400 (9)                    0.46%
Leslie M. Apple              75,000 (1)                    0.86%
Eric R. Johnson			    0				     0.00%
Charles A. Clark			    0				     0.00%
All officers and
directors as a group
(11 persons)              7,453,095 (10)                  85.49%


  (1) Includes 25,000 shares subject to options which are exercisable within 60 days.

  (2) Includes (i) 2,100 shares owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power,
	 and (ii) 263,603 shares held by Mrs. Padula as to which Mr. Padula disclaims beneficial ownership.

  (3) includes 12,702 shares owned by Mr. Ray's wife as to which Mr. Ray disclaims beneficial ownership.

  (4) Includes (i) 70,000 shares subject to options which are exercisable within 60 days.

  (5) Includes (i) 250,000 shares owned by Mrs. Susan Shepherd, his wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned by Mr. Jason Tunick, his son, as to which Mr. Shepherd disclaims beneficial ownership.

  (6) Includes (i) 10,000 shares subject to options which are exercisable within 60 days, and (ii) 61,085 shares owned jointly by Mr. Thyne with
	 his wife, Mrs. Glenn E. Thyne, with whom Mr. Thyne shares voting and investment power.

  (7) Includes (i) 20,000 shares owned by Mr. Shepherd's children, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 121,000 shares owned jointly by Mr. Shepherd and his wife, Mrs. Elizabeth Shepherd, with whom Mr. Shepherd shares voting and investment power.

  (8) Includes 50,000 shares of common stock owned jointly by Mr. Patlin with his wife, Mrs. Leslie Patlin, with whom Mr. Patlin shares voting and investment power.

  (9) Includes 40,400 shares of common stock owned jointly by Mr. LaPell with his wife, Mrs. Tina LaPell, with whom Mr. LaPell shares voting and investment power.

 (10) Includes 155,000 shares subject to options which are exercisable within 60 days.

There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.


                                PROPOSAL NO. 2
                        APPROVAL OF INDEPENDENT AUDITORS

PREVIOUS PRINCIPAL INDEPENDENT ACCOUNTANTS
__________________________________________

     On October 1, 2002, the Company received notification of resignation by letter dated September 30, 2002 from PricewaterhouseCoopers LLP ("PwC"), the Company's then independent public accountant, that the client-auditor relationship between the Company and PwC had ceased. Since the Company did not initiate the change in accountants, the decision was not recommended or approved by the Company's audit committee.

     In connection with its audits of the Company's financial statements for the fiscal years ended January 31, 2002 and 2001 and through October 1, 2002, there were no disagreements with PwC regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, had they existed and not been resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

     PwC's reports on the financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that PwC's reports issued in connection with the Company's financial statements for the fiscal years ended January 31, 2002 and 2001 included a separate paragraph regarding the Company's ability to continue operations as a going concern.

     The Company has requested that PwC furnish it with a letter addressed to the United States Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. The former auditor's letter, which indicated their agreement with the Company's above statements, was filed as Exhibit 16.2 to a Report on Form 8-K filed on October 4, 2002.

CURRENT PRINCIPAL INDEPENDENT ACCOUNTANTS
_________________________________________

     Subject to approval of the Company's shareholders, the Board of Directors has decided that Urbach Kahn & Werlin LLP, which firm has been the independent certified public accountants of the Company for the fiscal year ended January 31, 2003, be continued as independent accountants for the Company. The shareholders are being asked to approve the Board's decision to retain Urbach Kahn & Werlin LLP for the fiscal year ending January 31, 2004.

     A representative of Urbach Kahn & Werlin LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

     Urbach Kahn & Werlin LLP ("UKW") has a continuing relationship with Urbach Kahn & Werlin Advisors, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which its partners provide non-audit services. Non-audit services for the fiscal year ended January 31, 2003 ("fiscal 2003"), referred to below under "All Other Fees" were provided to the Company by Advisors. As a result of UKW's arrangement with Advisors, UKW has no full time employees and, therefore, all audit services performed for the Company by UKW for fiscal 2003 was provided by permanent, full time employees of Advisors leased to UKW. UKW manages and supervises the audit engagement and the audit staff, and is exclusively responsible for the report rendered in connection with its audit of the Company's fiscal 2003 consolidated financial statements.

ACCOUNTANT'S FEES

   For the fiscal year ended January 31, 2003, fees for services provided by Urbach Kahn & Werlin LLP and PricewaterhouseCoopers LLP are categorized as follows:

       (a) Audit Fees. For the fiscal year ended January 31, 2003 the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the Company's quarterly financial statements was $60,132.80.
       (b) Financial Information Systems Design and Implementation Fees. For the fiscal year ended January 31,2003, no work performed by the Company's principal independent accountant for financial information systems design and implementation and, therefore, no fees were incurred for this category of service.
       (c) All Other Fees. For the fiscal year ended January 31, 2003 the aggregate fees billed for services rendered other than the services covered in paragraphs (a) and (b) above was $22,612.17.

   The Audit Committee of the Board of Directors considers the provision of the services covered in paragraph (b) and (c) above, and the fees paid therefore, to be compatible with maintaining Urbach Kahn & Werlin LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF URBACH KAHN & WERLIN LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.

                                ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended January 31, 2003 will be mailed to the Company's shareholders on June 18, 2003 and June 19, 2003, respectively, and does not constitute a part of the proxy solicitation materials.

     ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JANUARY 31, 2003, INCLUDING THE FINANCIAL STATEMENTS THEREIN, BY WRITTEN REQUEST ADDRESSED TO WILLIAM J. THYNE, SECRETARY, LINCOLN LOGS LTD., 5 RIVERSIDE DRIVE, CHESTERTOWN, NEW YORK 12817. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE/SHE WAS A BENEFICIAL OWNER OF SUCH STOCK ON MAY 19, 2003.


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders to be held in 2004 must have been received by the Company at 5 Riverside Drive, Chestertown, New York 12817 on or before March 14, 2004.






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